EXHIBIT 99.1

Noteholders Report
Crusade Global Trust No. 1 of 2004
Coupon Period Ending 18 July 2005
USD Notes
	FV Outstanding (USD)	Bond Factor	Coupon Rate	Coupon Payments (USD)	Principal Payments (USD)	Charge Offs (USD)
Class A-1 Notes	603,169,207.54	60.316921%	3.3000%	5,485,852.14	54,475,404.51	0.00

	FV Outstanding (AUD)	Bond Factor	Coupon Rate	Coupon Payments (AUD)	Principal Payments (AUD)	Charge Offs (AUD)
Class A-2 Notes	422,218,445.27	60.316921%	6.0000%	6,886,349.88	38,132,783.16	0.00
Class B Notes	30,100,000.00	100.000000%	6.4100%	481,030.99	0.00	0.00
Class C Notes	4,600,000.00	100.000000%	6.6100%	75,806.74	0.00	0.00

		30-Jun-05
Pool Summary		AUD
Outstanding Balance - Variable Rate Housing Loans		998,136,868
Outstanding Balance - Fixed Rate Loans		216,391,622
Total Outstanding Balance		1,214,528,490
Number of Loans		7,121
Weighted Average Current LVR		57.69%
Average Loan Size		170,556
Weighted Average Seasoning		32 mths
Weighted Average Term to Maturity		285 mths

Principal Collections		AUD
Scheduled Principal Payments		7,915,841.47
Unscheduled Principal Payments		105,913,912.35
Redraws		7,346,400.38

Principal Collections		106,483,353.44

Total Available Principal		AUD
Principal Collections		106,483,353.44
Principal Charge Offs		0.00
Principal Draws		0.00
Total Available Principal		106,483,353.44

Outstanding Principal Draws From Previous Period		0.00

Principal Distributed		106,483,353.44
Principal Retained		0.00

Total Available Funds		AUD
Available Income		24,134,432.27
Principal Draw		0.00
Liquidity Draw		0.00

Total Available Funds		24,134,432.27

Redraw & Liquidity Facilities		AUD
Redraw Shortfall		0.00
Redraw Carryover Charge Offs		0.00

CPR
		Apr-05	May-05	Jun-05
	1 mth CPR	27.21%	26.98%	26.09%

Arrears
	% of pool (by balance)
31 - 59 days	0.56%
60 - 89 days	0.12%
90+ days	0.12%
Defaults*	0.05%
Losses	Nil

*  Defaults are also included in the 90+ days arrears category